UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

Metabasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50785 (Commission File Number)	33-0753322 (I.R.S. Employer Identification No.)

11119 North Torrey Pines Road La Jolla, California (Address of principal executive offices)		92037 (Zip Code)

Registrant’s telephone number, including area code: (858) 587-2770

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On March 2, 2009, we announced the appointment of Tran B. Nguyen, M.B.A, as our Vice President, Chief Financial Officer and Secretary, effective immediately.

Tran B. Nguyen, M.B.A., age 35 has more than 10 years of global analytical finance experience through working on a variety of transactions, including mergers and acquisitions, initial public offerings and add-on equity, convertible and debt offerings. From May 2007 to January 2009, he was a part of the Healthcare Investment Banking group of Citigroup Global Markets Inc. as a Vice President, where he specialized in working with large-to-small capitalization biotechnology and specialty pharmaceutical companies. Prior to joining Citigroup Global Markets, Mr. Nguyen served as Vice President of the Healthcare Investment Banking group of Lehman Brothers Inc., from January 2006 to April 2007 and as an Associate from July 2004 to December 2005.  Prior to joining Lehman Brothers, Mr. Nguyen held various analytical financial positions at private equity and investment banking companies including CP Group, Waterton Management LLC, Merrill Lynch & Co. and Merrill Lynch International. Mr. Nguyen holds an M.B.A. from The Anderson School of Management at UCLA, and a B.A. degree in economics and psychology from Claremont McKenna College.

Mr. Nguyen’s annual base salary is $275,000 and he will be eligible to receive an annual performance bonus under our management incentive bonus plan of up to 35% of his salary. Additionally, we entered into a severance agreement with Mr. Nguyen, which provides that if Mr. Nguyen’s employment is terminated without cause or he resigns for good reason, he will be entitled to a severance payment equal to 12 month’s base salary, plus a bonus payment equal to Mr. Nguyen’s average bonus over the prior three year period. Mr. Nguyen was also granted an option to purchase 250,000 shares of our common stock at an exercise price per share equal to $0.35 (the NASDAQ closing price of our common stock on March 2, 2009). The option vests and becomes exercisable over a four-year period, with 25% of the shares vesting on the first anniversary of his employment and the remaining vesting in equal monthly increments thereafter, subject to his continued service to us. In addition, we entered into our standard form of indemnity agreement for executive officers with Mr. Nguyen.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
99.1	Press release of Metabasis Therapeutics, Inc. dated March 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABASIS THERAPEUTICS, INC.

	By:	/s/ Mark D. Erion, Ph.D.

Mark D. Erion, Ph.D. President, Chief Executive Officer and Chief Scientific Officer

Date: March 2, 2009

INDEX TO EXHIBITS

Number	Description
99.1	Press release of Metabasis Therapeutics, Inc. dated March 2, 2009.